UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011 (November 4, 2011)

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 4, 2011, Red Mountain Resources, Inc. (the “Company”) completed a private placement of shares of common stock in which it sold an aggregate of 16,206,000 shares for $16,206,000.  In connection with the private placement, the Company issued to brokers who assisted the Company in the private placement 313,875 shares of common stock and warrants to purchase an aggregate of 1,463,000 shares of common stock. Each warrant is exercisable for one share of common stock at an exercise price of $1.20 per share, subject to adjustment upon certain events, expiring on April 30, 2014.

In connection with the private placement, the Company determined to offer to any investor that invested at least $2,000,000 the right to purchase an additional $3,000,000 of shares of the Company’s common stock.  Accordingly, in connection with the above-referenced sales, the Company granted to three investors the right to purchase an additional $3,000,000 of shares of the Company’s common stock.  On December 21, 2011, an investor exercised its right and purchased an aggregate of 2,727,272 shares.  The shares were sold at $1.10 per share, representing the lesser of (i) $1.10 per share and (ii) the average closing price of the Company’s common stock during the period from five days prior to the investor’s exercise of its right and ending five days after such exercise, which was the contractually agreed upon price for the purchase of such shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of broker warrant (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-178310) filed on December 5, 2011).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2011	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer